EXHIBIT 99.01

Item 10:  Directors and Executive Officers of the Registrant

Board of Directors

The Board of Directors of FormFactor consists of seven members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class III directors will be elected at our 2006 Annual Meeting of Stockholders, the Class I directors will be elected at our 2007 Annual Meeting of Stockholders and the Class II directors will be elected at our 2008 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our Board of Directors has determined that each of our directors, other than Dr. Khandros who is our Chief Executive Officer and Mr. Bronson who is our President, is independent within the meaning of the rules of the Nasdaq National Market. Accordingly, more than a majority of the members of our Board are independent.

The names, positions with FormFactor and other information regarding our directors are set forth in the table below.

NAME OF DIRECTOR	AGE	CLASS	POSITION WITH FORMFACTOR	DIRECTOR SINCE

Dr. Homa Bahrami (2), (3)	50	II	Director	December 2004

Joseph R. Bronson	57	III	President, Member of the Office of the Chief Executive Officer and Director	April 2002

Dr. Thomas J. Campbell (3)	53	I	Director	January 2006 (4)

G. Carl Everett, Jr. (1), (2)	55	II	Director	June 2001

Dr. Igor Y. Khandros	51	I	Chief Executive Officer and Director	April 1993

James A Prestridge (1), (2)	73	III	Chairman of the Board of Directors	April 2002

Harvey A. Wagner (1), (3)	65	III	Director	February 2005

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Governance Committee.
(4)	Dr. Campbell previously served as a FormFactor Director from July 2003 through November 2004.

Dr. Homa Bahrami has served as a Director since December 2004. Dr. Bahrami is a Senior Lecturer at the Haas School of Business, University of California at Berkeley. Dr. Bahrami has been on the Haas School faculty since 1986 and is widely published on organizational design and organizational development challenges and trends in the high technology sector. Dr. Bahrami holds a Ph.D. in organizational behavior from Aston University, U.K.

Joseph R. Bronson has served as a Director since April 2002. Mr. Bronson has served as our President and a Member of the Office of the Chief Executive Officer since November 2004. Mr. Bronson was an Executive Vice President of Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment, from December 2000 to October 2004, and a member of the Office of the President and the Chief Financial Officer of Applied Materials from January 1998 to October 2004. Mr. Bronson served as a Senior Vice President and as the Chief Administrative Officer of Applied Materials from January 1998 to December 2000 and as Group Vice President of Applied Materials from April 1994 to January 1998. Mr. Bronson serves on the Board of Directors of two publicly traded companies, Jacobs Engineering Group Inc. where he is Chairman of the Audit Committee and Advanced Energy Industries, Inc. where he is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Bronson is a Certified Public Accountant and holds a B.S. in accounting from Fairfield University and a M.B.A. from the University of Connecticut.

Dr. Thomas J. Campbell has served as a Director since January 2006. Dr. Campbell previously served as a Director from July 2003 through November 2004, when he resigned to become the Director of Finance for the State of California.  Dr. Campbell was the California Director of Finance from December 2004 through December 2005. Dr. Campbell has served as the Dean of the Haas

School of Business at the University of California at Berkeley since August 2002, taking a leave of absence from this post when he became California Director of Finance. Dr. Campbell was a professor at Stanford Law School from 1983 to August 2002. Dr. Campbell served as a U.S. congressman from 1989 to 1993 and from 1995 to January 2001, and as a California state senator from 1993 to 1995. Dr. Campbell also served as Director of the Federal Trade Commission’s Bureau of Competition from 1981 to 1983. Dr. Campbell holds a B.A., a M.A. and a Ph.D. in economics from the University of Chicago, and a J.D. from Harvard Law School.

G. Carl Everett, Jr. has served as a Director since June 2001. Mr. Everett founded GCE Ventures, a venture advisement firm, in April 2001. Mr. Everett is also a partner at Accel Partners, an early stage venture capital firm. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell Computer Corporation. During 1997, Mr. Everett was on a personal sabbatical. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation including, Senior Vice President and General Manager of the Microprocessor Products Group, and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett currently serves on the board of directors of four privately held companies. Mr. Everett holds a B.A. in business administration from New Mexico State University.

Dr. Igor Y. Khandros founded FormFactor in April 1993.  Dr. Khandros has served as our Chief Executive Officer as well as a Director since that time. Dr. Khandros also served as our President from April 1993 to November 2004. From 1990 to 1992, Dr. Khandros served as the Vice President of Development of Tessera, Inc., a provider of chip scale packaging technology that he co-founded. From 1986 to 1990, he was employed at the Yorktown Research Center of IBM Corporation as a member of the technical staff and a manager. From 1979 to 1985, Dr. Khandros was employed at ABEX Corporation, a casting foundry and composite parts producer, as a research metallurgist and a manager, and he was an engineer from 1977 to 1978 at the Institute of Casting Research in Kiev, Russia. Dr. Khandros holds a M.S. equivalent degree in metallurgical engineering from Kiev Polytechnic Institute in Kiev, Russia, and a Ph.D. in metallurgy from Stevens Institute of Technology.

James A. Prestridge has served as a Director since April 2002. Mr. Prestridge served as a consultant for Empirix Inc., a provider of test and monitoring solutions for communications applications, from October 2001 until October 2003. From June 1997 to January 2001, Mr. Prestridge served as a Director of five private companies that were amalgamated into Empirix. Mr. Prestridge served as a Director of Teradyne Inc., a manufacturer of automated test equipment, from May 1997 until May 2000. Mr. Prestridge was Vice-Chairman of Teradyne from January 1996 until May 2000 and served as Executive Vice President of Teradyne from 1992 until May 1997. Mr. Prestridge holds a B.S. in general engineering from the U.S. Naval Academy and a M.B.A. from Harvard University. Mr. Prestridge served as a Captain in the U.S. Marine Corps.

Harvey A. Wagner has served as a Director since February 2005. Mr. Wagner has served as President and Chief Executive Officer of Quovadx, Inc., a Nasdaq-listed global software and services firm, since October 2004, and as a member of the Board of Directors of Quovadx since April 2004. From May 2004 through October 2004, Mr. Wagner served as acting President and Chief Executive Officer of Quovadx. Prior to joining Quovadx, he served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an independent energy company, from January 2003 through April 2004. In July 2003, Mirant filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code and exited Chapter 11 in January 2006. Mr. Wagner joined Mirant shortly after the SEC launched an informal investigation into Mirant’s accounting practices. Prior to joining Mirant, Mr. Wagner was Executive Vice President of Finance, Secretary, Treasurer, and Chief Financial Officer at Optio Software, Inc. from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager, and Chief Operating Officer for PaySys International, Inc. from December 1999 to April 2001. In addition to Quovadx and FormFactor, Mr. Wagner also serves on the Board of Directors of Cree, Inc., a publicly traded company where he is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Governance Committee, as well as a privately held company. Mr. Wagner holds a B.B.A. in accounting from the University of Miami in Coral Gables, Florida.

Emeritus Program

Our Board of Directors established an Emeritus program on May 19, 2005 under which our Board may appoint former directors to the position of Director Emeritus or Chairperson Emeritus in recognition of their service to our company and to assist in continuity of membership on our Board. Persons who accept appointment to the position of Director Emeritus or Chairperson Emeritus, as the case may be, provide advisory and consulting services on such business matters as our Board may determine and may participate in all meetings of our Board in a non-voting capacity.  A Director Emeritus or Chairperson Emeritus serves for a one year term that expires at the following annual meeting of our stockholders, which term is renewable. A Director Emeritus or Chairperson Emeritus is entitled to receive the same compensation for meetings actually attended as members of our Board of Directors, but they are not entitled to any stock grants, fees or retainers. Our Board of Directors appointed Dr. William H. Davidow, who served as a Director of FormFactor from April 1995 to August 2005, and as Chairman of the Board of Directors from June 1996 to August 2005, Chairperson Emeritus effective as of August 5, 2005.

Committees of the Board of Directors

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee.

Audit Committee.  The Audit Committee oversees our company’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent auditor.  The current members of our Audit Committee are Messrs. Everett, Prestridge and Wagner.  Mr. Wagner is the chairperson of this committee. Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq National Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Wagner is the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq National Market. Our Board of Directors and the Audit Committee have adopted a charter for the Audit Committee. A copy of the charter of this committee is posted on our company’s website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference herein.

Compensation Committee.  The Compensation Committee oversees our company’s compensation policies and programs, determines the compensation of our officers, and administers our equity and benefit plans. The current members of our Compensation Committee are Dr. Bahrami and Messrs. Everett and Prestridge.  Mr. Prestridge is the current chairperson of this committee.  Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. Our Board of Directors and the Compensation Committee have adopted a charter for the Compensation Committee. A copy of the charter of this committee is posted on our company’s website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference herein.

Governance Committee.  The Governance Committee oversees our company’s corporate governance practices and our process for identifying, evaluating and recommending for nomination by our Board of Directors individuals for service on the Board and its committees. The current members of the Governance Committee are Dr. Bahrami and Messrs. Campbell and Wagner.  Dr. Bahrami is the current chairperson of this committee.  Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the Nasdaq National Market and a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934. Our Board of Directors and the Governance Committee have adopted a charter for the Governance Committee.  A copy of the charter of this committee is posted on our company’s website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. These persons are required by the rules and regulations of the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of these forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements for the year ended December 31, 2005 were met, except that our company filed, on behalf of Dr. Khandros, a Form 4 for a sale of common stock by Dr. Khandros’ spouse the morning immediately after the due date for filing such form.

Corporate Codes

We have adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees.  We have also adopted a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and the employees within our finance department. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints and  Concerns and WhistleBlowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct and the Code of Ethics, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our codes of conduct without fear of harassment, retaliation or adverse employment consequences. These corporate codes are posted on our company’s website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference herein.

Item 11:  Executive Compensation

Executive Compensation

The following table presents information regarding the compensation received during fiscal 2005, 2004 and 2003 by our Chief Executive Officer and each of our executive officers who served at December 31, 2005. The compensation table excludes other compensation in the form of perquisites and other personal benefits to an executive officer where that compensation constituted less than the lesser of $50,000 or 10% of his total annual salary and bonus for such fiscal year, other than as set forth below.

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Compensation		Restricted Stock Awards		Securities Underlying Options
Dr. Igor Y. Khandros......................................... Chief Executive Officer	2005	$320,016		$468,831		$—		$400,520	(10)	158,000
	2004	300,097		194,911		—		—		—
	2003	276,963		210,319		—		—		234,228
Joseph R. Bronson............................................. President and Member of Office of Chief ExecutiveOfficer	2005	315,388		53,454		39,975	(1)	—		100,000
	2004	67,525	(2)	20,000		—		1,000,001	(11)	212,500	(3)
	2003	—		—		—		—		—
Ronald C. Foster................................................ Chief Financial Officer	2005	225,289		50,000		—		—		110,000
	2004	—		—		—		—		—
	2003	—		—		—		—		—
Stuart L. Merkadeau.......................................... Senior Vice President, General Counsel and Secretary	2005	225,784		158,208		—		—		78,000
	2004	220,470		128,745		—		—		—
	2003	202,308		98,022		—		—		106,296
Benjamin N. Eldridge........................................ Senior Vice President, Development and Chief Technical Officer	2005	231,162		192,968		—		—		83,000
	2004	225,000		113,560		—		—		—
	2003	200,915		156,280		—		—		53,703
Yoshikazu Hatsukano........................................ Senior Vice President of Asia Pacific Operations and President of FormFactor K.K.	2005	248,155	(4)	180,380	(4)	46,798	(1)	—		54,000
	2004	318,240	(5)	173,301		29,231	(1)	—		—
	2003	271,967	(6)	127,316		—		—		44,850
Peter B. Mathews............................................... Senior Vice President, Worldwide Sales	2005	297,407	(7)	—		—		—		79,000
	2004	414,325	(8)	10,000		—		—		—
	2003	303,147	(9)	—		—		—		52,200

(1)       Represents a housing allowance.

(2)       Includes $34,000 which Mr. Bronson received as a Director of our company prior to his employment as our President and Member of the Office of the Chief Executive Officer on November 17, 2004.

(3)       Includes 12,500 shares of our common stock which Mr. Bronson was given an option to purchase in his capacity as a Director of our company prior to his employment as our President and Member of the Office of the Chief Executive Officer on November 17, 2004.

(4)       The U.S. dollar equivalent of the salary and bonus, which is paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 31, 2005 of one U.S. dollar to 117.87 Japanese Yen.

(5)       The U.S. dollar equivalent of the salary, which is paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 25, 2004 of one U.S. dollar to 104.17 Japanese Yen.

(6)       The U.S. dollar equivalent of the salary, which is paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 27, 2003 of one U.S. dollar to 107.55 Japanese Yen.

(7)       Includes $56,760 in sales commissions.

(8)       Includes $223,069 in sales commissions.

(9)       Includes $132,780 in sales commissions.

(10) Represents the value of 17,000 restricted stock units granted to Dr. Khandros on February 15, 2005, based on the closing market price of our common stock on the grant date. These restricted stock units, which carry no dividend rights, will vest and be converted into shares of our common stock in two equal installments in each April 2006 and 2008. On December 30, 2005, the last trading day of fiscal 2005, the restricted stock units had a value of approximately $415,310.

(11) Represents the value of 38,432 restricted stock units granted to Mr. Bronson on November 17, 2004, based on the closing market price of our common stock on the grant date. These restricted stock units, which carry no dividend rights, will vest and be converted into shares of our common stock in four equal installments in each January 2006, 2007, 2008 and 2009. On December 23, 2004, the last trading day of fiscal 2004, the restricted stock units had a value of approximately $1,032,284.

Option Grants in Fiscal 2005

The following table presents information regarding grants of stock options during fiscal 2005 to our executive officers named in the executive compensation table above. We granted these options to our executive officers under our 2002 Equity Incentive Plan. All of the options listed on the following table expire ten years from the date of grant and were granted at an exercise price equal to the closing price of one share of our common stock on the Nasdaq National Market on the date of grant as reported in The Wall Street Journal. The percentage of total options granted to employees in fiscal 2005 is based on options to purchase a total of 2,476,543 shares of our common stock granted in fiscal 2005.

	Individual Grants				Potential Realizable
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Dr. Igor Y. Khandros	58,000	2.3%	$ 23.56	2/15/2015	$ 859,372	$ 2,177,817
	100,000	4.0	25.39	11/4/2015	1,596,763	4,046,512
Joseph R. Bronson	100,000	4.0	25.39	11/4/2015	1,596,763	4,046,512
Ronald C. Foster	110,000	4.4	22.83	3/2/2015	1,579,343	4,002,365
Stuart L. Merkadeau	28,000	1.1	23.56	2/15/2015	414,869	1,051,360
	50,000	2.0	25.39	11/4/2015	798,382	2,023,256
Benjamin N. Eldridge	28,000	1.1	23.56	2/15/2015	414,869	1,051,360
	55,000	2.2	25.39	11/4/2015	878,220	2,225,582
Yoshikazu Hatsukano	24,000	1.0	23.56	2/15/2015	355,602	901,166
	30,000	1.2	25.39	11/4/2015	479,029	1,213,954
Peter B. Mathews	24,000	1.0	23.56	2/15/2015	355,602	901,166
	55,000	2.2	25.39	11/4/2015	878,220	2,225,582

Potential realizable values are calculated by:

•                                            multiplying the number of shares of our common stock subject to a given option by the price per share of our common stock on the date of grant;

•                                            assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•                                            subtracting from that result the total option exercise price.

The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the SEC and do not represent our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

The option for 58,000 shares of our common stock granted to Dr. Khandros vests and becomes exercisable with respect to 50% of the shares on April 3, 2006 and the remaining 50% of the shares on April 3, 2008, and the option for 100,000 shares of our common stock granted to Dr. Khandros, which is exercisable as it vests, vests beginning on April 4, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.  The option for 100,000 shares of our common stock granted to Mr. Bronson, which is exercisable as it vests, vests beginning on November 17, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.  The options for 110,000 shares of our common stock granted to Mr. Foster, which are exercisable as such options vest, vest with respect to 25% of the shares on March 2, 2006 and thereafter, continue to vest over a three year period in equal monthly installments.  The option for 28,000 shares of our common stock granted to Mr. Merkadeau vests and becomes exercisable in 12 equal monthly installments beginning on July 5, 2007, and the option for 50,000 shares of our common stock granted to Mr. Merkadeau, which is exercisable as it vests, vests beginning on July 5, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.  The option for 28,000 shares of our common stock granted to Mr. Eldridge vests and becomes exercisable in 12 equal monthly installments beginning on November 21, 2007, and the option for 55,000 shares of our common stock granted to Mr. Eldridge, which is exercisable as it vests, vests beginning on May 21, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.  The option for 24,000 shares of our common stock granted to Mr. Hatsukano, which is exercisable as it vests, vests beginning on December 1, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date, and the option for 30,000 shares of our common stock granted to Mr. Hatsukano, which is exercisable as it vests, vests beginning on March 26, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.  The option for 24,000 shares of our common stock granted to Mr. Mathews vests and becomes exercisable in 12 equal monthly installments beginning on March 6, 2007, and the option for 55,000 shares of our common stock granted to Mr. Mathews, which is exercisable as it vests, vests beginning on March 6, 2005 over a four year period with 25% of the shares subject to the option vesting on each 12 month anniversary of the vesting commencement date.

These options provide that the option holder will receive credit for an additional 12 months of service when calculating the number of shares of our common stock that vest after a change in control of FormFactor where the officer’s employment is terminated without cause within 12 months following the change in control transaction.

Aggregate Option Exercises in Fiscal 2005

The following table presents information concerning the exercise of options during fiscal 2005 held by our executive officers named in the executive compensation table above, and the unexercised options held by them at December 31, 2005.  The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid.  The value of the unexercised options that are in-the-money is calculated based on the difference between $24.43, the closing price per share of our common stock on December 30, 2005, and the exercise price for the shares underlying the option, multiplied by the number of shares.  The values of the unexercised options have not been, and may never be, realized.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Igor Y. Khandros	—	$—	104,228	288,000	$1,087,098	$691,360
Joseph R. Bronson	—	—	73,666	245,834	190,885	—
Ronald C. Foster	—	—	—	110,000	—	176,000
Stuart L. Merkadeau	—	—	169,275	131,467	2,515,284	287,952
Benjamin N. Eldridge	—	—	333,508	119,800	6,270,526	1,436,984
Yoshikazu Hatsukano	61,016	1,442,330	130,254	92,850	2,302,292	236,771
Peter B. Mathews	29,300	679,068	150,366	119,534	2,622,229	220,713

Certain Employee Benefit Plans

Key Employee Bonus Plan.  Our Board of Directors adopted a 2005 Key Employee Bonus Plan, which provided cash bonuses to our chief executive officer, president, senior vice presidents, vice presidents and other employees based upon the percentage achievement of 2005 corporate objectives and personal objectives for these individuals. The 2005 corporate objectives were based upon our company achieving revenue, operating profit, on-time delivery and new factory ramp-up performance targets. Participant objectives were determined by the Compensation Committee for executive officers, and by management and/or the participant’s immediate supervisor in consultation with the participant for non-executive officers. For each participant, percentage participation rates were based upon the level of that individual’s responsibility and the scope of that individual’s work in our organization. The target bonus amount may be different for any individual, but ranged from 10% to 125% of base salary. This plan is administered by the Compensation Committee of our Board of Directors.

Sales Incentive Plan.  Our company has adopted a Sales Incentive Plan that provides incentive commissions to each member of our sales force who is a vice president, director, account manager or regional manager. These commissions are based upon bookings for the region in which the sales member participates and upon personal objectives determined by the management of our company and/or the immediate supervisor of the sales member in consultation with the sales member. The commissions of each participating member of our sales force are calculated based upon a percentage of that member’s base salary with the commission allocated between the bookings targets and the member’s personal objectives. These incentive commissions are paid on a semi-annual basis. This plan is administered by the management of our company.

Employee Stock Purchase Plan.  Employees, including our executive officers and members of our board of directors who are employees of FormFactor, or any parent or subsidiary of FormFactor, and who own our common stock or hold options to purchase our common stock in an amount less than 5% of our total outstanding shares, are eligible to participate in our 2002 Employee Stock Purchase Plan. The 2002 Employee Stock Purchase Plan is designed to enable eligible employees to purchase shares of our common stock at a discount on a periodic basis through payroll deductions of between 1% and 15% of their cash compensation. Each offering period under this plan is for two years and consists of four six-month purchase periods. The purchase price for shares of our common stock purchased under this plan will be 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of each purchase period. No participant will be able to purchase shares having a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which the employee participates in this plan.

Other Benefit Plans. Our executive officers are also eligible to participate in our other employee benefit plans, including our
401(k) Plan.

Change of Control, Severance, Employment and Indemnification Agreements

Under our Key Employee Bonus Plan, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan year and will be paid to the participants at that time. This plan is administered by the Compensation Committee of our Board of Directors.

Our current stock option agreements under our stock option plans for our officers, including our 2002 Equity Incentive Plan, provide that in the event the officer’s employment is terminated without cause within the 12 months following a change in control transaction, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.

In October 1998, we entered into an agreement with Mr. Hatsukano, our Senior Vice President of Asia-Pacific Operations and the President of FormFactor K.K., which provides that if his employment is terminated, he will receive a severance payment equal to one month’s base salary for each year of service to us, with partial years being prorated. If Mr. Hatsukano’s employment is terminated for reasons other than cause, he will receive an additional lump sum payment equal to one month’s base salary.  This letter agreement also provides Mr. Hatsukano with a housing and car allowance.

We have entered into change of control severance agreements with each of our executive officers and certain other executives. We adopted these agreements as part of our review of compensation and benefits of our company. Each change of control severance agreement provides for the executive to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the executive signing a release of claims against our company:

•   lump sum severance payment equal to one year of base salary and bonus,

•        health benefits continuation for one year (subject to the participating executive’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination), and

•   fully accelerated vesting of options or other equity awards.

Terminations of employment that entitle the executive to receive severance benefits under the change of control severance agreement consist of either termination by our company without cause or by resignation of the executive for good reason (as each of these terms is defined in the agreement) within one year following a change of control.

The change of control severance agreements provide that if payments to an executive are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced to the extent that such reduction would increase the benefits received by the executive on an after-tax basis. A “change of control” for purposes of the change of control severance agreements means:  (i) consummation of a merger or consolidation of our company resulting in a change in ownership of more than 40% of the total voting securities of our company, (ii) any approval by the shareholders of our company of a plan of complete liquidation of our company, other than as a result of insolvency, (iii) sale or disposition of all or substantially all of our company’s assets, (iv) acquisition of 40% or more of our company’s voting securities, or (v) during any period of two consecutive years, the current directors (or their successors approved by our Board of Directors) ceasing to constitute a majority of our company’s Board of Directors. The change of control severance agreements do not alter the at-will employment of the executives who have entered into them.

In February 2005, we entered into a letter agreement with Ronald C. Foster providing for his employment as Chief Financial Officer of our company. The letter agreement provides that Mr. Foster will be paid a base salary of $275,000 per year, is eligible to receive a bonus targeted at 70% of his base salary, which was increased by the Compensation Committee to 80% effective January 2006, and may also receive certain equity awards. Additionally, pursuant to the letter agreement, Mr. Foster was paid a sign-on bonus of $50,000. Pursuant to the letter agreement, Mr. Foster was granted, as of his employment start date, options to purchase 110,000 shares of our common stock with an exercise price of $22.83 per share. These options vest over 4 years, with 25% vesting on the first anniversary of Mr. Foster’s employment start date, and the remainder vesting monthly over the following three years.

In November 2004, we entered into a letter agreement with Joseph R. Bronson providing for his employment as President of our company.  As approved by the Compensation Committee in fiscal 2005, Mr. Bronson will be paid a base salary of $400,000 per year and is eligible to receive a bonus targeted at 125% of his base salary.  Additionally, pursuant to the letter agreement, Mr. Bronson was paid a sign-on bonus of $20,000 and as approved by the Compensation Committee in December 2005, is given a housing allowance of $3,900 per month. Mr. Bronson was granted, as of his employment start date, options to purchase 200,000 shares of our common stock with an exercise price of $26.02 per share.  These options vest over 4 years, with 25% vesting on the first anniversary of Mr. Bronson’s employment start date, and the remainder vesting monthly over the following three years. Also, pursuant to the letter agreement, Mr. Bronson was granted, as of his employment start date, restricted stock units which represent the right to receive 38,432 shares of our common stock upon vesting. The restricted stock units vest in four equal installments in January of each of 2006, 2007, 2008 and 2009.

We have entered into indemnification agreements with each of our current directors, executive officers and certain other executives. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Director Compensation

For fiscal 2005, the independent directors of our Board of Directors received annual compensation of $20,000, compensation of $2,000 for each Board meeting attended in person and $1,000 for each Board meeting attended telephonically, and compensation of $1,000 for each Board committee meeting attended.  In addition to the above amounts, the Chairman of our Board received annual compensation of $15,000 and each Board committee chairperson received annual compensation of $5,000.  For fiscal 2004 and fiscal 2003, our independent directors received annual compensation of $12,500, compensation of $1,000 for each Board meeting attended, and compensation of $500 for each Board committee meeting attended, and chairpersons received no additional compensation for their services.  Prior to fiscal 2003, our independent directors did not receive cash compensation for their services as directors. Our directors, other than our independent directors, do not receive cash compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and Board committee meetings.

Each of our directors is eligible to participate in our 2002 Equity Incentive Plan. Under this plan, option grants to directors who are our employees, or employees of a parent or subsidiary of ours, are made at the discretion of the Compensation Committee, and option grants to directors who are not our employees, or employees of a parent or subsidiary of ours, are automatic and non-discretionary under this plan. Each non-employee director who becomes a member of our Board of Directors is granted an option to purchase 12,500 shares of our common stock effective as of the date that director joins the Board. In addition, immediately after each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 12,500 shares of our common stock, as long as the non-employee director is a member of our Board on that date and has served continuously as a member of our Board for at least 12 months since the last option grant to that non-employee director. If less than 12 months has passed, then the number of shares subject to the option granted after the annual meeting is equal to 12,500 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days.

Each option granted to a director under our 2002 Equity Incentive Plan has an exercise price equal to the fair market value of our common stock on the date of grant. The options have ten-year terms and terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All options granted to non-employee directors vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month, so long as the non-employee director continuously remains our director or consultant. All succeeding option grants to non-employee directors vest as to 1/12th of the total shares granted at the end of each full succeeding month from the later of the date of grant or the date when all outstanding stock options and all outstanding shares issued upon exercise of any stock options granted to the non-employee director prior to the grant of such succeeding grant have fully vested. In the event of our dissolution or liquidation or a change in control transaction, options granted to our non-employee directors under the plan will become 100% vested and exercisable in full.

The following non-employee directors were granted options to purchase shares of our common stock, with the terms described above, in fiscal 2005:

•                    In May 2005, we granted Dr. Bahrami an option under the 2002 Equity Incentive Plan to purchase 5,513 shares of our common stock at an exercise price of $26.34 per share.

•                    In May 2005, we granted Mr. Everett an option under the 2002 Equity Incentive Plan to purchase 12,500 shares of our common stock at an exercise price of $26.34 per share.

•                    In May 2005, we granted Mr. Prestridge an option under the 2002 Equity Incentive Plan to purchase 12,500 shares of our common stock at an exercise price of $26.34 per share.

•                    In February 2005, we granted Mr. Wagner an option under the 2002 Equity Incentive Plan to purchase 12,500 shares of our common stock at an exercise price of $23.23 per share.

•                    In May 2005, we granted Mr. Wagner an option under the 2002 Equity Incentive Plan to purchase 2,910 shares of our common stock at an exercise price of $26.34 per share.

Members of our Board of Directors, who are employees of FormFactor, or any parent or subsidiary of FormFactor, are also eligible to participate in our other employee benefit plans, including our Employee Stock Purchase Plan, 401(k) Plan, and if applicable based on their position with FormFactor, or any parent or subsidiary of FormFactor, in our Key Employee Bonus Plan and Sales Incentive Plan.  See “Certain Employee Benefit Plans” above for more information regarding these plans.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of our Board of Directors has at any time since our incorporation been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors of FormFactor determines the salaries, bonuses and other compensation of our executive officers. The Compensation Committee is composed of the three directors named below. Each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter adopted by our Board of Directors and by the Compensation Committee that is reviewed annually.

Compensation Policy.  The Compensation Committee believes that the compensation programs for the executive officers of FormFactor should be designed to attract, motivate, reward and retain talented executives, who are critical to the success of the company. The Compensation Committee also believes that such compensation programs should relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables

FormFactor to attract, motivate, reward and retain key executive officers. Within this overall philosophy, the committee’s objectives are to:

•                    offer a total compensation package that is competitive with total compensation packages in effect at technology companies that are of comparable size to FormFactor, that engage in similar or complementary industries, and with which FormFactor competes for executive personnel;

•                    provide annual incentive awards, such as cash bonuses and stock-based incentive awards, that take into account FormFactor’s overall financial performance and future potential performance in terms of designated corporate objectives, as well as individual contributions; and

•                    align the interests of FormFactor’s executive officers with those of the company’s stockholders by providing significant equity-based, long-term incentive awards.

Base Salary.  Base salaries for executive officers for the fiscal year ended December 31, 2005 were generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards.  In the past, FormFactor has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive officer’s annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives that reflect both long and short term company achievements. This practice is expected to continue and each executive officer’s annual performance will be measured by the achievement of established goals and objectives.

Long-Term Incentive Awards.  The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of FormFactor’s executive officers with the long-term interests of the company’s stockholders and encourages the company’s executive officers to continue to work for FormFactor. Stock options generally have value for executive officers only if the price of common stock increases above the fair market value on the grant date and the officer continues in the employment of the company for the period required for the shares to vest.

The Compensation Committee grants stock options to its executive officers in accordance with the 2002 Equity Incentive Plan and the company’s written policy on stock option grant timing. Stock options have been granted to executive officers when the officer first joins the Company, in the annual stock grant program with option grants determined by performance and in light of total equity compensation in the marketplace, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and for each officer, it is primarily based on the officer’s anticipated future contribution and ability to impact current and future results, past performance and consistency within the officer’s peer group. In the fiscal year ended December 31, 2005, the Compensation Committee considered these and other factors, including the number of stock options held by executive officers as of the date of the grant that remained unvested. The vesting for stock options is designed to further ensure the retention of the company’s officers. The stock options are granted at a price that is equal to the fair market value of FormFactor’s common stock on the date of grant.

Chief Executive Officer Compensation.  The base salary, annual incentive awards and long-term incentive awards of Dr. Igor Y. Khandros, the chief executive officer of FormFactor, for the fiscal year ended December 31, 2005 as described under the heading “Executive Compensation” were determined by the Compensation Committee in a manner consistent with the factors described above for all of the company’s executive officers. For fiscal 2006, the Compensation Committee will evaluate the compensation of FormFactor’s chief executive officer consistent with the factors described above for all executive officers.

Effect of Internal Revenue Code Section 162(m) Limitation.  Section 162(m) of the Internal Revenue Code limits the tax deduction of a publicly held company in any taxable year to $1,000,000 for compensation paid to the chief executive officer and the four other most highly compensated executive officers. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 2002 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1,000,000 limit. The Compensation Committee’s present intention is to comply with Section 162(m), although the committee may award compensation that does not comply with Section 162(m) depending upon the specific circumstances if in the best interests of FormFactor and its stockholders.

Submitted by the Compensation Committee

James A. Prestridge, Chairperson
Homa Bahrami, Ph.D.
G. Carl Everett, Jr.

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that FormFactor specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 12:  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock as of December 31, 2005 for:

•                         each person or entity known by us to own beneficially more than 5% of our common stock;

•        each of our directors;

•        our Chief Executive Officer, and other executive officers who served at December 31, 2005; and

•                         all of our directors and such executive officers as a group.

The percentage of beneficial ownership for the following table is based on 40,236,686 shares of our common stock outstanding as of December 31, 2005. Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of December 31, 2005 through the exercise of any option, unit, warrant or other right, and restricted shares of our common stock, which are subject to a lapsing right of repurchase at their initial purchase price. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the SEC, that only the person or entity whose ownership is being reported has exercised options or warrants into shares of our common stock.

To our knowledge, except under community property laws or as otherwise noted, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, each director, officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California  94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Entities affiliated with FMR Corp. (1)	6,010,355	14.9%
Entities affiliated with Franklin Resources, Inc. (2)	3,491,469	8.7
Dr. Igor Y. Khandros (3)	3,405,658	8.4
Benjamin N. Eldridge (4)	435,374	1.1
Yoshikazu Hatsukano (5)	248,990	0.6
Stuart L. Merkadeau (6)	180,586	*
Peter B. Mathews (7)	152,986	*
Joseph R. Bronson (8)	135,661	*
Ronald C. Foster (9)	0	*
G. Carl Everett, Jr. (10)	97,118	*
James A. Prestridge (11)	88,748	*
Dr. Homa Bahrami (12)	21,013	*
Harvey A. Wagner (13)	15,410	*
Dr. Thomas J. Campbell (14)	12,500	*
All directors and executive officers as a group (12 persons)	4,794,044	11.6%

*  Represents beneficial ownership of less than 1%.

(1)                  As reported in the Schedule 13G/A of FMR Corp. and related persons filed on February 14, 2006 with the Securities and Exchange Commission. The address of FMR Corp. and related persons is 82 Devonshire Street, Boston, Massachusetts  02109.

(2)                  As reported in the Schedule 13G of Franklin Resources, Inc. and related persons filed on February 8, 2006 with the Securities and Exchange Commission.  The address of Franklin Resources, Inc. and related persons is One Franklin Parkway, San Mateo, California  94403.

(3)                  Represents (i) 2,121,430 shares held directly by Mr. Khandros, (ii) 104,228 shares issuable upon exercise of Mr. Khandros’ stock options that are exercisable within 60 days of December 31, 2005, (iii) 930,000 shares held by Susan Bloch, Mr. Khandros’ spouse, and (iv) 250,000 shares held by The Susan Bloch 2005 Grantor Retained Annuity Trust U/A dated 8/16/05.  Mr. Khandros has expressly disclaimed beneficial ownership of the shares held by such trust.  Excludes 288,000 unvested shares issuable upon exercise of options and 17,000 unvested shares issuable pursuant to restricted stock units that are not exercisable within 60 days of December 31, 2005.

 (4)               Includes 98,070 shares held by the Benjamin Niles Eldridge and Carol McKenzie-Wilson Living Trust.  Includes 333,508 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 254,758 shares will be vested and 78,750 shares will be unvested.  Excludes 119,800 unvested shares issuable upon exercise of options that are not exercisable within 60 days of December 31, 2005.

 (5)               Includes 130,254 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 106,629 shares will be vested and 23,625 shares will be unvested.  Excludes 92,850 unvested shares issuable upon exercise of options that are not exercisable within 60 days of December 31, 2005.

(6)                  Includes 170,942 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 125,108 shares will be vested and 45,834 shares will be unvested.

(7)                  Includes 151,200 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 128,450 shares will be vested and 22,750 shares will be unvested.  Excludes 118,700 unvested shares issuable upon exercise of options that are not exercisable within 60 days of December 31, 2005.

(8)                  Includes 7,000 shares that are indirectly beneficially owned by Mr. Bronson (5,000 shares held by a revocable trust, 1,000 shares held in a custodian account for a minor child and 1,000 shares held as joint tenants with a child).  Includes 82,000 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 68,458 shares will be vested and 13,542 shares will be unvested.  Excludes 237,500 unvested shares issuable upon exercise of options and 28,824 unvested shares issuable pursuant to restricted stock units that are not exercisable within 60 days of December 31, 2005.

(9)     Excludes 110,000 unvested shares issuable upon exercise of options that are not exercisable within 60 days of December 31, 2005.

(10)            Includes 22,118 shares held by the Everett Family Revocable Trust.  Includes 75,000 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 58,333 shares will be vested and 16,667 shares will be unvested.

(11)            Includes 13,748 shares held by the Prestridge Family Trust.  Includes 75,000 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 48,958 shares will be vested and 26,042 shares will be unvested.

(12)            Represents 18,013 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 14,887 shares will be vested and 3,126 shares will be unvested.

(13)            Includes 15,410 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 12,500 shares will be vested and 2,910 shares will be unvested.

(14)            Includes 12,500 shares issuable upon exercise of options that are exercisable within 60 days of December 31, 2005, of which 1,041 shares will be vested and 11,459 shares will be unvested.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2005, concerning securities authorized for issuance under all equity compensation plans of FormFactor:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by our stockholders (1), (2)	7,216,521	$16.91	5,392,339
Equity compensation plans not approved by our stockholders	—	—	—
Total:	7,216,521	$16.91	5,392,339

(1)            Includes our 2002 Equity Incentive Plan, 2002 Employee Stock Purchase Plan, Incentive Option Plan, Management Incentive Option Plan, 1996 Stock Option Plan and 1995 Option Plan.  Since the effectiveness of our 2002 Equity Incentive Plan in connection with our initial public offering, we do not grant any options under our Incentive Option Plan, Management Incentive Option Plan, 1996 Stock Option Plan and 1995 Option Plan.

(2)                Our 2002 Equity Incentive Plan and our 2002 Employee Stock Purchase Plan provide that on each January 1st, the number of shares available for issuance under such plans shall increase by an amount equal to 5% of the total outstanding shares of FormFactor as of December 31st of the prior year for the Equity Incentive Plan and 1% of the total outstanding shares of FormFactor as of December 31st of the prior year for the Employee Stock Purchase Plan.

Item 13:  Certain Relationships and Related Transactions

Other than the compensation arrangements that are described above in “Director Compensation,” the option grants and exercises, stock purchases and other arrangements that are described in “Item 11: Executive Compensation,” and the arrangements described below, since December 25, 2004, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have an interest.

Registration Rights.  Certain of our common stockholders, who own shares of our common stock that were issued upon the automatic conversion of their preferred stock upon the closing of our initial public offering, have registration rights under various agreements to which we are a party.  These stockholders include Dr. Igor Y. Khandros, who is our Chief Executive Officer and a

Director, Dr. Khandros’ spouse, and Benjamin N. Eldridge, who is our Senior Vice President, Development and Chief Technical Officer.

Item 14:  Principal Accountant Fees and Services

Principal Auditor Fees and Services

The following is a summary of fees for professional services rendered to our company by PricewaterhouseCoopers LLP, our independent auditor, during the fiscal years ended December 31, 2005, and December 25, 2004.

	2005	2004
Audit Fees	$1,131,000	$1,014,000
Audit-Related Fees	—	—
Tax Fees	227,000	82,000
All Other Fees	—	—

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audits of management’s assessment of our internal control over financial reporting and the effectiveness of our internal control over financial reporting, review of our consolidated financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are traditionally performed by the independent accountant and generally are overseen by a licensed accountant and are not reported under “Audit Fees.”

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning.  These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.

All Other Fees.  Consists of fees for products and services other than the services reported above.

Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  Our independent auditor and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent auditor in accordance with this pre-approval, and the fees for the services performed to date.  Our Audit Committee may also pre-approve particular services on a case-by-case basis.  All of the services described above with respect to audit fees, tax fees and all other fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.